Exhibit 99.1

Ticketsforless.com

FOR IMMEDIATE RELEASE

Kustom Entertainment, Inc. Announces Signing of an Amendment to the Purchase Agreement for Acquisition of TFL, LLC (dba Tickets For Less)

Extension Allows Closing to Occur No Later Than December 18, 2026

Both Leadership Teams Reaffirm Optimism and Commitment to Uniting Companies for Accelerated Future Growth

OLATHE, KS — November 9, 2026 — Kustom Entertainment, Inc. (Nasdaq: KUST) (“Kustom” or the “Company”), an emerging leader in live music festival production and proprietary ticketing technology, today announced that it has executed an amendment to the definitive unit purchase agreement (the “Unit Purchase Agreement”), effective November 6, 2026, pursuant to which the Company agreed to acquire 100% of the equity interests of TFL, LLC (“TFL”), a premier wholesale ticketing distribution and live event technology platform.

Under the terms of the amendment, the parties have mutually agreed to extend the timeline to complete the transaction, providing for closing to occur no later than December 18, 2026.

Executive Commentary:

“We remain as enthusiastic as ever about bringing TFL into the Kustom family,” said Stanton E. Ross, Chief Executive Officer of Kustom. “This extension provides both teams the necessary operational runway to finalize remaining customary closing requirements. We are extremely optimistic about completing this transaction and look forward to combining our two powerful platforms. The significant growth opportunities ahead will propel our combined company forward as an integrated leader in live entertainment and ticketing.”

“Our team is fully aligned with Kustom as we work toward a seamless closing,” said Dan Rouen, Founder and CEO of TFL. “We share a strong vision for the future, and we are eager to integrate our distribution technology with Kustom’s festival footprint. We look forward to executing on our joint expansion plans and leveraging our combined scale to drive immense long-term value for fans, venues, and shareholders.”

Ticketsforless.com

Transaction Details & Growth Synergies:

The extension allows additional time to satisfy customary closing conditions as outlined in the Unit Purchase Agreement signed on August 31, 2026. Upon completion, the transformational transaction will unite Kustom’s live music festival ecosystem with TFL’s high-margin inventory distribution engine and proprietary technology platforms, including TFLConnect and eCommerce operations powering TicketSmarter.com.

The acquisition is expected to be immediately accretive to revenue, earnings, and adjusted EBITDA upon closing.

About TFL, LLC:

Founded in 2004 as Tickets For Less, TFL, LLC is a premier live event ticketing technology and inventory distribution platform headquartered in Overland Park, KS. TFL manages millions in live event ticket inventory on behalf of their team and venue partners using its proprietary distribution engine, and aggregates billions in inventory with its proprietary multi-feed. TFL is widely recognized for its transparent pricing model, strong asset base, and sustained operational profitability across regional and national markets. For more information, visit www.ticketsforless.com.

About Kustom Entertainment, Inc.:

Kustom Entertainment, Inc. (Nasdaq: KUST) specializes in large-scale live music festival production, event management, and ticketing technology solutions designed to maximize high-margin monetization across the entire live event lifecycle. For more information, visit www.kustoment.com.

Ticketsforless.com

Cautionary Statement Regarding Forward-Looking Statements:

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties, including the ability of the parties to finalize closing requirements and satisfy all conditions to closing by the extended date of December 18, 2026. Such statements include, but are not limited to, statements regarding the anticipated closing of the transaction contemplated by the Unit Purchase Agreement; the Company’s growth strategy; the integration of the acquired business; and other statements that are not historical facts. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify forward-looking statements. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. All statements other than statements of historical fact are forward-looking statements. The Company assumes no duty to update forward-looking statements, except as required by law. Examples of such risks and uncertainties include, but are not limited to, risks related to the closing conditions and obtaining required consents; the success of integrating the business; any potential legal proceedings; or, the future performance of the Company’s common stock. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the risks described from time to time in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including, without limitation, the risks described in the Company’s 2025 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and the Company undertakes no duty to update this information.

Media & Investor Contact:

Stanton E. Ross, CEO

Kustom Entertainment, Inc.

Phone: (913) 456-KUST (5878)

Email: info@kustoment.com

Website: www.kustoment.com